Exhibit 99.1

April 23, 2004                                        Direct Inquiries To:
                                                      Paul O. Koether, Chairman
                                                      (908) 234-9220




                   PURE WORLD ANNOUNCES FIRST QUARTER RESULTS
                   ------------------------------------------



     BEDMINSTER, NEW JERSEY - PURE WORLD, INC., (PURW-NASDAQ) ("Pure World" or the "Company") announced that revenues were $7,615,000 for the first quarter of 2004 compared to $7,573,000 for the first quarter of 2003. Net income for the first quarter of 2004 was $202,000 ($.03 per share) compared to net income of $692,000 ($.09 per share) for the same quarter in 2003.

     Pure World has 7,527,336 shares of common stock outstanding.
























     This Release contains forward-looking statements which may involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Pure World cautions investors not to place undue reliance on forward-looking statements, which speak only to management's expectations on this date. The per share earnings in the text of this news release are diluted earnings per share.

                        PURE WORLD, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                      (in thousands, except per share data)
                                   (UNAUDITED)

                                                          Three Months Ended
                                                                March 31,
                                                          ------------------
                                                           2004        2003
                                                          ------      ------

Revenues:
  Sales                                                  $ 7,613     $ 7,466
  Interest and other income                                    2         107
                                                         -------     -------
    Total revenues                                         7,615       7,573
                                                         -------     -------

Expenses:
  Cost of goods sold                                       6,082       5,426
  Selling, general and administrative                      1,305       1,316
                                                         -------     -------
    Total expenses                                         7,387       6,742
                                                         -------     -------

Income before income taxes                                   228         831
Provision for income taxes                                    26         139
                                                         -------     -------
Net income                                               $   202     $   692
                                                         =======     =======

Basic and diluted net income per share                   $   .03     $   .09
                                                         =======     =======

                      CONSOLIDATED CONDENSED BALANCE SHEET
                                 MARCH 31, 2004
                                 (in thousands)
                                   (UNAUDITED)

Cash and cash equivalents                                           $    819
Accounts receivable, net                                               4,289
Inventories                                                            7,578
Other                                                                    630
                                                                    --------
  Total current assets                                                13,316
Plant and equipment, net                                               6,811
Investment in unaffiliated natural
 products company                                                      1,510
Goodwill                                                               1,144
Other assets                                                             732
                                                                    --------
  Total assets                                                      $ 23,513
                                                                    ========

Current liabilities                                                 $  5,737
Long-term debt                                                         1,892
                                                                    --------
  Total liabilities                                                    7,629
Stockholders' equity                                                  15,884
                                                                    --------
  Total liabilities and stockholders' equity                        $ 23,513
                                                                    ========